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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the use of our report dated February 21, 2002, included in the Annual Report on Form 10-K of Epimmune, Inc. for the year ended December 31, 2001, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.


                                        /s/ Ernst & Young LLP

San Diego, California
April 4, 2002